Exhibit 4.2

AMENDMENT No. 1 TO AGREEMENT and PLAN OF MERGER

This AMENDMENT No. 1 dated as of May 26 , 2006 (“Amendment”) is by and among: (i) Adjoined Consulting LLC, a Delaware limited liability company (successor by merger to Adjoined Consulting, Inc.) (the “Parent”); (ii) Gazelle Acquisition Inc., a Delaware corporation (“Merger Sub”); (iii) GZC Group, LLC, a Georgia limited liability company (“GZC LLC”); (iv) Joe Moye, Steve Bowles, The Lanier Corporation, Robb Jenkins, Jacque Jenkins, Cheri Bowles, Sam Boyd, Charlie Simpson, Brookside Management, L.W. Cummings, David Burre, and Frontier Fund I, L.P. (each, a “Member” and, collectively, the “Members”); and (v) with respect to Sections 1.02(a)b., 1.02(b) and 2 only, Kanbay International, Inc. (“Kanbay”), to the Agreement and Plan of Merger (the “Agreement”) effective as of September 1, 2005, by and among Adjoined Consulting, Inc., Merger Sub, Gazelle Consulting, Inc., a Georgia corporation (“Company”), GZC LLC and the Members.

RECITALS

A.    Immediately prior to the Agreement, GZC LLC owned all the Company’s outstanding shares of capital stock.

B.     Pursuant to the Agreement, all the Company’s outstanding shares of capital stock were converted into the right to receive the Merger Consideration (as defined in the Agreement) from Adjoined Consulting, Inc.

C.     Subsequent to the date of the Agreement, Adjoined Consulting, Inc. was merged with and into Adjoined Consulting LLC, a wholly-owned subsidiary of Kanbay (the “Adjoined-Kanbay Merger”).

D.     By operation of law, pursuant to the Adjoined-Kanbay Merger, Adjoined Consulting LLC assumed the obligation to pay the Merger Consideration to GZC LLC.

E.     The parties propose to amend the Agreement upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

1.   Amendment.   Section 1.02 of the Agreement is hereby deleted in its entirety and replaced with the following:

1.02     Merger Consideration. The total Merger Consideration payable to GZC LLC of Eight Million Eight Hundred Thousand UNITED STATES DOLLARS (US$8,800,000) shall be payable as described in this Section 1.02.

(a)            On the date hereof:

a.                  Parent shall deliver to GZC LLC fifty eight percent (58%) of the Merger Consideration, consisting of the sum of Five Million One Hundred Four Thousand

UNITED STATES DOLLARS (US$5,104,000), by wire transfer pursuant to the following wire instructions:

Bank of America (Georgia Bank)
Routing # 026009593 Account # 003281012130
Contact: Brian Coonfield (678-581-7208); and

b.                 Kanbay shall deliver to GZC LLC forty two percent (42%) of the Merger Consideration, consisting of 240,469 shares of Kanbay’s common stock, $0.001 par value per share (“Shares”) (using a value of $15.37 per share (3 day closing average for April 20, 2006, April 21, 2006 and April 24, 2006 )). The Shares shall be delivered by reputable overnight courier service to GZC, LLC at the address listed below:

GZC, LLC
Attention: Steve Bowles
700 Owens Lake Road
Alpharetta, GA 30004

(b)           Kanbay hereby grants to GZC LLC registration rights related to the Shares as follows:

a.                  Kanbay shall, as soon as is reasonably practicable, amend with the Securities and Exchange Commission (the “Commission”) the registration statement filed on Form S-3 by Kanbay on April 7, 2006 (“Resale Registration Statement”) to include the Shares.

b.                 Kanbay will use its best efforts to maintain the effectiveness of the Resale Registration Statement for such time as the underwriters need to complete the distribution of the registered offering (or until March 9, 2008; provided, however, that such period shall be extended by that number of days included in a Blackout Period (as hereinafter defined) imposed by Kanbay) of any registration statement pursuant to which any of the Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time (“Securities Act”), and any applicable state securities statute or regulation.

c.                  Notwithstanding anything in this Amendment to the contrary, at any time after the date the Resale Registration Statement is declared effective by the Commission (“Effective Date”), Kanbay shall have the right to suspend sales under the Resale Registration Statement for a period of not more than 45 days (a “Blackout Period”), if, based on the advice of outside legal counsel for Kanbay, sales under such registration statement need to be suspended because Kanbay would otherwise be required to disclose material information which Kanbay has a bona fide business purpose for preserving as confidential; provided that Kanbay shall notify GZC LLC that sales pursuant to such registration statement may be resumed as soon as such need to suspend sales no longer applies; provided further that in no event shall the Blackout Period extend beyond the date Kanbay is otherwise required to disclose such material information pursuant to the rules and regulations of the Commission (including on Form 8-K) or Nasdaq; and provided further that Kanbay shall be entitled to only one Blackout Period.

d.                 Without the prior written consent of Kanbay, GZC LLC shall not, pursuant to the Resale Registration Statement, sell or otherwise dispose of any Shares during the six month period immediately following the Effective Date.

e.                  In the event that Kanbay registers any of the Shares under the Securities Act, Kanbay will indemnify and hold harmless GZC LLC, its officers, directors, managers, members, affiliates and partners and each underwriter of the Shares (including their officers, directors, managers, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls GZC LLC or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse GZC LLC, its officers, directors, managers, members, affiliates and partners and each such underwriter and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by Kanbay) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by Kanbay of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to Kanbay and relating to action or inaction required of Kanbay in connection with such registration, unless such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to Kanbay in connection therewith by GZC LLC (in the case of indemnification of GZC LLC), any such underwriter (in the case of indemnification of such underwriter) or any such controlling Person (in the case of indemnification of such controlling person) expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of GZC LLC or any such director, officer, underwriter or controlling person and shall survive the transfer of Shares by GZC LLC.

f.                    Promptly after receipt by GZC LLC, its officers, directors, managers, affiliates and partners or any underwriter or any controlling Person of notice of the commencement of any action in respect of which indemnity may be sought against Kanbay, GZC LLC, its officers, directors, managers, members, affiliates and partners or such underwriter or such controlling person, as the case may be, will notify Kanbay in writing of the commencement thereof (provided that failure to so notify Kanbay shall not relieve Kanbay from any liability it may have hereunder) and, subject to the provisions hereinafter stated, Kanbay shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to GZC LLC, such underwriter or such controlling Person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against Kanbay.

g.                 GZC LLC, its officers, directors, managers, members, affiliates and partners and any such underwriter or any such controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel subsequent to any assumption of the defense by Kanbay shall not be at the expense of Kanbay unless the employment of such counsel has been specifically authorized in writing by Kanbay or counsel to GZC LLC, its officers, directors, managers, members, affiliates and partners, the underwriter or any controlling Person has determined that defenses not available to Kanbay exist for such party or the interests of such party and Kanbay may be adverse. Kanbay shall not be liable to indemnify any Person for any settlement of any such action effected without Kanbay’s written consent. Kanbay shall not, except with the approval of each party being indemnified under this Section, consent to the entry of any judgment or enter into any settlement unless such judgment or settlement provides solely for the payment of damages, costs or expenses by Kanbay to any claimant or plaintiff and includes as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability with respect to such claim or litigation.

h.                 In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which GZC LLC, or any controlling person of GZC LLC, makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, then Kanbay and GZC LLC will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of Kanbay on the one hand and GZC LLC on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Kanbay on the one hand and of GZC LLC on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Kanbay on the one hand or by GZC LLC on the other; provided, however, that, in any such case, (i) GZC LLC will not be required to contribute any amount in excess of the public offering price, less underwriters’ discounts and commissions (the “Net Proceeds”), of all Shares offered by it pursuant to such registration statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

i.                     In the event that Kanbay registers any of the Shares under the Securities Act, GZC LLC will indemnify and hold harmless Kanbay, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls Kanbay within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse Kanbay and each such director, officer, underwriter or controlling Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or arc based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to Kanbay in connection therewith by GZC LLC expressly for use therein; provided, however, that GZC LLC’s obligations hereunder shall be limited to an amount equal to the Net Proceeds received by GZC LLC of Shares sold in such registration.

j.                     Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against GZC LLC, Kanbay will notify GZC LLC in writing of the commencement thereof (provided that failure to so notify GZC LLC shall not relieve GZC LLC from any liability it may have hereunder), and GZC LLC shall, subject to the provisions hereinafter stated, be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to Kanbay) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against GZC LLC. Kanbay and each such director, officer, underwriter or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by GZC LLC shall not be at the expense of GZC LLC unless employment of such counsel has been specifically authorized in writing by GZC LLC. GZC LLC shall not be liable to indemnify any Person for any settlement of any such action effected without GZC LLC’s written consent.

k.                  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which Kanbay exercising its rights under this Section, makes a claim for indemnification pursuant to this Section, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section provides for indemnification, in such case, then, Kanbay and GZC LLC will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of Kanbay on the one hand and of GZC LLC on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Kanbay on the one hand and of GZC LLC on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Kanbay on the one hand or by GZC LLC on the other; provided, however, that, in any such case, (i) GZC LLC will not be required to contribute any amount in excess of the Net Proceeds of the sale of all such Shares offered by it pursuant to such registration statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

1.                  So long as Kanbay remains subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, Kanbay will use its best efforts to timely file with the Commission such information as the Commission may require under either of said Sections; and in such event, Kanbay shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to Kanbay’s common stock. Kanbay shall furnish to GZC LLC forthwith upon request (i) a written statement by Kanbay as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of Kanbay as filed with the Commission, and (iii) such other reports and documents as GZC LLC may reasonably request in availing itself of any rule or regulation of the Commission allowing GZC LLC to sell any such Shares without registration. Kanbay agrees to use its best efforts to facilitate and expedite transfers of the Shares pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Shares.

m.               Subject to Section 1.02(b)d., the Shares and the rights to register securities granted by Kanbay may be transferred and assigned by GZC LLC provided that such transfer may otherwise be and is effected in accordance with applicable securities laws.

n.                 In connection with the Resale Registration Statement, Kanbay agrees that it shall also do the following: (A) subject to Section 1.02(b)b. and c., prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares and other securities covered by such registration statement until March 9, 2008; (B) furnish to GZC LLC such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as GZC LLC may reasonably request in order to facilitate the sale or disposition of the Shares; (C) use best efforts to register or qualify the Shares covered by said registration statement under the applicable securities or “Blue Sky” laws of such jurisdictions as GZC LLC may reasonably request and do any and all other acts and things that may be necessary to enable GZC LLC to consummate the disposition in such jurisdictions of its Shares covered by such registration statement; provided, however, that Kanbay shall not be obligated to qualify to do business in any jurisdictions where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject; (D) furnish to GZC LLC a signed counterpart, addressed to GZC LLC, of: (x) an opinion of counsel for Kanbay, dated the effective date of the registration statement and the closing of the sale of any securities thereunder, as well as a consent to be named in the registration statement or any prospectus thereto, and (y) “comfort” letters as well as an audit opinion and consent to be named in the registration statement or any prospectus relating thereto signed by Kanbay’s independent public accountants who have examined and reported on Kanbay’s financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ “comfort” letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ “comfort” letters delivered to the underwriters in underwritten public offerings of securities, to the extent that Kanbay is required to deliver or cause the delivery of such opinion or “comfort” letters to the underwriters in an underwritten public offering of securities; (E) furnish to GZC LLC a copy of all documents filed with and all correspondence from or to the Commission in connection with the Resale Registration Statement or other offering of securities; (F) use its best efforts to ensure the obtaining of all necessary approvals from the National Association of Securities Dealers, Inc. (the “NASD”); (G) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission; and (H) immediately notify GZC LLC at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary to amend or supplement such prospectus to comply with law, and at the request of GZC LLC prepare and furnish to GZC LLC a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with law and so that such prospectus, as amended or supplemented, will comply with law.

o.                 GZC LLC agrees to timely provide to Kanbay, at its request, such information and materials as it may reasonably request in order to effect the registration of the Shares.

p.                 Kanbay shall bear all reasonable costs and expenses of the registration on behalf of GZC LLC, including, but not limited to, Kanbay’s printing, legal and accounting fees and expenses, Commission and NASD filing fees and “Blue Sky” fees and expenses and the reasonable fees and disbursements of one counsel for GZC LLC in connection with the registration of their Shares; provided, however, that Kanbay shall have no obligation to pay or otherwise bear any portion of the underwriters’ commissions or discounts attributable to the Shares being offered and sold by GZC LLC, or the fees and expenses of more than one counsel for GZC LLC in connection with the registration of the Shares. Kanbay shall pay all expenses of GZC LLC in connection with any registration initiated pursuant to this Section which is withdrawn, delayed or abandoned at the request of Kanbay, except if such withdrawal, delay or abandonment is caused by the fraud, material misstatement or omission of a material fact by GZC LLC to be included in such registration.

2.   Consents.   Kanbay and Adjoined Consulting LLC have received all consents and approvals that were required for this Amendment.

3.   Assignment.   In accordance with Section 8.08 of the Agreement, by signing this Amendment (and subject to the delivery of the Merger Consideration), the parties hereto consent to the transfer of Adjoined Consulting, Inc.’s rights and obligations under the Agreement by operation of law to Adjoined Consulting LLC.

4.   Miscellaneous.   On and after the effective date of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder” or words of like import referring to the Agreement shall mean and be a reference to the Agreement, as amended by this Amendment. The Agreement as amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterpart shall be an original and all of which taken together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, all as of the day and year first above written.

ADJOINED CONSULTING LLC

By:	/s/ WILLIAM WEISSMAN
	Name:	William Weissman
	Title:	Treasurer

GAZELLE ACQUISITION INC.

By:	/s/ WILLIAM WEISSMAN
	Name:	William Weissman
	Title:	Treasurer

[Additional signatures on following page]

MEMBERS:

/s/ JOE MOYE
Joe Moye

/s/ STEVE BOWLES
Steve Bowles

The Lanier Corporation

By:	/s/ STEVEN P. BOWLES
	Name:	Steven P. Bowles
	Title:	VP

/s/ ROBB JENKINS
Robb Jenkins

/s/ JACQUE JENKINS
Jacque Jenkins

/s/ CHERI BOWLES
Cheri Bowles

/s/ SAM BOYD
Sam Boyd

/s/ CHARLIE SIMPSON
Charlie Simpson

Brookside Management, LP

By:	Brookside Properties, Inc., General Partner

By:	/s/ CHARLES L. SIMPSON
	Name:	Charles L. Simpson
	Title:	President

/s/ L. W. CUMMINGS
L. W. Cummings

MEMBERS:

/s/ DAVID BURRE
David Burre

Frontier Fund I, L.P.

By:	Frontier Investment Group, LLC, Its General Partner

By:	/s/ ANDREW LINDER
	Name:	Andrew Linder
	Title:	Partner

[Additional signatures on following page]

GZC LLC:

GZC Group, LLC

By:	/s/ STEVEN P. BOWLES
	Name:	Steven P. Bowles
	Title:	Manager/Member

With respect to Sections 1.02(a)b., 1.02(b) and 2 only:

KANBAY INTERNATIONAL, INC.

By:	/s/ WILLIAM WEISSMAN
	Name:	William Weissman
	Title:	CFO